Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	12/31/2017	9/30/2017	12/31/2016
Assets
Loans	$86,405	$86,492	$86,038
Loans held for sale	1,107	1,341	1,104
Securities available for sale	18,139	19,012	20,212
Held-to-maturity securities	11,830	10,276	10,232
Trading account assets	836	783	867
Short-term investments	4,447	3,993	2,775
Other investments	726	728	738
Total earning assets	123,490	122,625	121,966
Allowance for loan and lease losses	(877)	(880)	(858)
Cash and due from banks	671	677	677
Premises and equipment	930	916	978
Operating lease assets	821	736	540
Goodwill	2,538	2,487	2,446
Other intangible assets	416	412	384
Corporate-owned life insurance	4,132	4,113	4,068
Derivative assets	669	622	803
Accrued income and other assets	3,568	3,744	3,864
Discontinued assets	1,340	1,396	1,585
Total assets	$137,698	$136,733	$136,453

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$53,627	$53,734	$54,590
Savings deposits	6,296	6,366	6,491
Certificates of deposit ($100,000 or more)	6,849	6,519	5,483
Other time deposits	4,798	4,720	4,698
Total interest-bearing deposits	71,570	71,339	71,262
Noninterest-bearing deposits	33,665	32,107	32,825
Total deposits	105,235	103,446	104,087
Federal funds purchased and securities sold under repurchase agreements	377	372	1,502
Bank notes and other short-term borrowings	634	616	808
Derivative liabilities	291	232	636
Accrued expense and other liabilities	1,803	1,717	1,796
Long-term debt	14,333	15,100	12,384
Total liabilities	122,673	121,483	121,213

Equity
Preferred stock	1,025	1,025	1,665
Common shares	1,257	1,257	1,257
Capital surplus	6,335	6,310	6,385
Retained earnings	10,194	10,125	9,378
Treasury stock, at cost	(3,150)	(2,962)	(2,904)
Accumulated other comprehensive income (loss)	(638)	(506)	(541)
Key shareholders’ equity	15,023	15,249	15,240
Noncontrolling interests	2	1	—
Total equity	15,025	15,250	15,240
Total liabilities and equity	$137,698	$136,733	$136,453

Common shares outstanding (000)	1,069,084	1,079,039	1,079,314

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2017	9/30/2017	12/31/2016	12/31/2017	12/31/2016
Interest income
Loans	$924	$928	$898	$3,677	$2,773
Loans held for sale	13	17	11	52	34
Securities available for sale	93	91	92	369	329
Held-to-maturity securities	61	55	44	222	122
Trading account assets	6	7	6	27	23
Short-term investments	12	6	5	26	22
Other investments	5	5	6	17	16
Total interest income	1,114	1,109	1,062	4,390	3,319

Interest expense
Deposits	82	72	57	278	171
Federal funds purchased and securities sold under repurchase agreements	—	—	1	1	1
Bank notes and other short-term borrowings	3	3	3	15	10
Long-term debt	91	86	63	319	218
Total interest expense	176	161	124	613	400

Net interest income	938	948	938	3,777	2,919
Provision for credit losses	49	51	66	229	266
Net interest income after provision for credit losses	889	897	872	3,548	2,653

Noninterest income
Trust and investment services income	131	135	123	535	464
Investment banking and debt placement fees	200	141	157	603	482
Service charges on deposit accounts	89	91	84	357	302
Operating lease income and other leasing gains	27	16	21	96	62
Corporate services income	56	54	61	219	215
Cards and payments income	77	75	69	287	233
Corporate-owned life insurance income	37	31	40	131	125
Consumer mortgage income	7	7	6	26	17
Mortgage servicing fees	17	21	20	71	57
Net gains (losses) from principal investing	3	3	4	7	20
Other income (a)	12	18	33	146	94
Total noninterest income	656	592	618	2,478	2,071

Noninterest expense
Personnel	608	558	648	2,273	2,073
Net occupancy	92	74	112	331	305
Computer processing	54	56	97	225	255
Business services and professional fees	52	49	78	192	235
Equipment	31	29	30	114	98
Operating lease expense	28	24	17	92	59
Marketing	35	34	35	120	101
FDIC assessment	20	21	23	82	61
Intangible asset amortization	26	25	27	95	55
OREO expense, net	3	3	3	11	9
Other expense	149	119	150	563	505
Total noninterest expense	1,098	992	1,220	4,098	3,756
Income (loss) from continuing operations before income taxes	447	497	270	1,928	968
Income taxes	251	134	38	637	179
Income (loss) from continuing operations	196	363	232	1,291	789
Income (loss) from discontinued operations, net of taxes	1	1	(4)	7	1
Net income (loss)	197	364	228	1,298	790
Less: Net income (loss) attributable to noncontrolling interests	1	—	(1)	2	(1)
Net income (loss) attributable to Key	$196	$364	$229	$1,296	$791

Income (loss) from continuing operations attributable to Key common shareholders	$181	$349	$213	$1,219	$753
Net income (loss) attributable to Key common shareholders	182	350	209	1,226	754

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.17	$.32	$.2	$1.13	$.81
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	—
Net income (loss) attributable to Key common shareholders (b)	.17	.32	.2	1.14	.81

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.17	$.32	$.2	$1.12	$.8
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	—
Net income (loss) attributable to Key common shareholders (b)	.17	.32	.19	1.13	.8

Cash dividends declared per common share	$.105	$.095	$.085	$.38	$.33

Weighted-average common shares outstanding (000)	1,062,348	1,073,390	1,067,771	1,072,078	927,816
Effect of common share options and other stock awards	16,982	15,451	15,946	16,515	10,720
Weighted-average common shares and potential common shares outstanding (000) (c)	1,079,330	1,088,841	1,083,717	1,088,593	938,536

(a)
For the three months ended December 31, 2017, net securities gains (losses) totaled $1 million. For the three months ended September 30, 2017, net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2016, net securities gains (losses) totaled $6 million. For the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.